Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David T. Mitchell, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Fabrinet for the fiscal year ended June 24, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Fabrinet.

	By:	/s/ DAVID T. MITCHELL
Date: August 31, 2011	Name:	David T. Mitchell
	Title:	Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

I, Mark J. Schwartz, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Fabrinet for the fiscal year ended June 24, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Fabrinet.

	By:	/s/ MARK J. SCHWARTZ
	Name:	Mark J. Schwartz
Date: August 31, 2011		Executive Vice President, Chief Financial Officer, and Secretary
	Title:	(Principal Financial Officer)